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                                                                      Exhibit 5
                                                                      ---------


                                September 9, 1996


Aspen Technology, Inc.
Ten Canal Park
Cambridge, Massachusetts  02141

Ladies and Gentlemen:

         We have acted as counsel for Aspen Technology, Inc., a Massachusetts corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 proposed to be filed with the Securities and Exchange Commission on or about September 9, 1996 (the "Registration Statement").

         The Registration Statement covers the registration of 1,654,685 shares of common stock, par value $.10 per share, of the Company (the "Shares"), which are to be issued by the Company upon exercise of stock options granted or to be granted pursuant to the Company's 1995 Stock Option Plan, 1995 Directors Stock Option Plan, and 1995 Employees' Stock Purchase Plan (collectively, the "Plans").

         We have reviewed the corporate proceedings of the Company with respect to the authorization of the Plans and the issuance of the Shares thereunder. We have also examined and relied upon originals or copies of such agreements, instruments, corporate records, certificates, and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

         We further assume that all Shares issued upon exercise of options granted or to be granted pursuant to the Plans will be issued in accordance with the terms of such options and the Plans.

         Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. This opinion is limited solely to the Massachusetts Business Corporation Law.

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Aspen Technology, Inc.
September 9, 1996
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         Based upon and subject to the foregoing, we are of the opinion that the
Shares, when issued and delivered upon the exercise of options duly granted pursuant to the Plans and against the payment of the purchase price or exercise price therefor as provided in the Plans and the instrument evidencing the relevant grant, will be validly issued, fully paid, and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Bingham, Dana & Gould LLP


                                            BINGHAM, DANA & GOULD LLP